UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

Helix Energy Solutions Group, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company has entered into a revised Employment Agreement with each of Owen Kratz, the Company’s President and Chief Executive Officer, Bart Heijermans, the Company’s Executive Vice President and Chief Operating Officer, and Alisa Johnson, the Company’s Executive Vice President and General Counsel, and a new Employment Agreement with Lloyd Hajdik, the Company’s Senior Vice President – Finance and Chief Accounting Officer, each effective November 17, 2008. In addition, the Company amended the existing Employment Agreement with Anthony Tripodo (the “Amendment”), the Company’s Executive Vice President and Chief Financial Officer. Both the form of the Employment Agreement and the Amendment were approved by the Company’s Compensation Committee of its Board of Directors. The Company hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into a revised Employment Agreement with each of Owen Kratz, the Company’s President and Chief Executive Officer, Bart Heijermans, the Company’s Executive Vice President and Chief Operating Officer, and Alisa Johnson, the Company’s Executive Vice President and General Counsel, and a new Employment Agreement with Lloyd Hajdik, the Company’s Senior Vice President – Finance and Chief Accounting Officer, each effective November 17, 2008. The form of the Employment Agreement was approved by the Company’s Compensation Committee of its Board of Directors (the “Committee”). In addition to other changes set forth below, the revised Employment Agreements are intended to comply with Section 409A of the Internal Revenue Code and to provide the Company and the executive officers with a more uniform form of agreement reflecting terms that are consistent with those of the Company’s peers. The following is a brief summary of the material terms of each Employment Agreement:

Each Employment Agreement has a two year term and such agreement will automatically renew for successive two year terms unless the Company or the applicable executive officer elects to terminate the agreement by giving 90 days advance notice prior to the end of the current term. The applicable executive officer will receive the following base salary previously approved and disclosed in December 2007:

Name	Salary
Owen Kratz	$700,000
Bart Heijermans	$450,000
Alisa Johnson	$325,000
Lloyd Hajdik	$250,000

In addition, each executive officer is entitled to receive such annual incentive compensation as the Board of the Directors or the Committee shall determine, to participate in the Long Term Incentive Plan of the Company, as defined in the Agreements, to participate in various employee benefit plans including the Company’s 401(k) plan and to be reimbursed for out of pocket expenses.

In the event the applicable executive officer’s employment is terminated without cause or such officer terminates his or her employment for “good reason,” as such terms are defined in the applicable Employment Agreement, not in connection with a change in control, the Company shall pay such executive officer an amount equal to the multiple set forth below multiplied times his or her base annual salary, any unpaid amount with respect to the previous year’s bonus, and the target bonus opportunity for the year of termination (to be paid at the time such bonuses are paid to the other participants). In the event of such a termination, there shall be an automatic acceleration of the vesting of any equity-based awards granted to such executive officer that were scheduled to vest by their terms within 12 months of the date of termination.

In the event of a change in control, as such term is defined in the Employment Agreements, then the Company shall pay the applicable executive officer an amount equal to the multiple set forth below multiplied his or her base annual salary and target bonus opportunity, an amount equal to any unpaid bonus from the previous year, and all equity based awards shall vest. In addition, the Company shall pay such executive officer an amount equal to the cost of continuation of group health coverage under COBRA for 18 months.

Termination for “good reason”
Name	or Termination Without Cause	Termination upon Change of Control

Owen Kratz	2 times	2.99 times
Bart Heijermans	1 times	2 times
Alisa Johnson	1 times	2 times
Lloyd Hajdik	1 times	2 times

Each such Employment Agreement contains a non-compete provision during the term of such employment and for a period of one year after the termination of the executive officer’s employment. Such executive officer would be prohibited from soliciting customers or clients of the Company with whom the executive dealt during his or her employment and from soliciting employees of the Company for the one-year period.

In addition the Company amended the existing Employment Agreement between the Company and Anthony Tripodo, the Company’s Executive Vice President and Chief Financial Officer. The Amendment provides that Mr. Tripodo’s Employment Agreement would automatically renew for successive two year terms unless the Company or Mr. Tripodo elects to terminate the agreement by giving 90 days advance notice prior to the end of the current term. The form of the Amendment was approved by the Committee. In addition, the Amendment provides that severance payments to Mr. Tripodo would be based on his target bonus instead of the maximum bonus as provided in the existing agreement.

The descriptions of the provisions of the Employment Agreements and the Amendment are qualified in their entirety by reference to the full and complete terms of such agreements which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.1	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Owen Kratz.
10.2	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Bart Heijermans.
10.3	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Alisa Johnson.
10.4	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Lloyd Hajdik.
10.5	First Amendment to the certain Employment Agreement by and between Helix Energy Solutions Group, Inc. and Anthony Tripodo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008

HELIX ENERGY SOLUTIONS GROUP, INC.

By: /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Owen Kratz.
10.2	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Bart Heijermans.
10.3	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Alisa Johnson.
10.4	Employment Agreement by and between Helix Energy Solutions Group, Inc. and Lloyd Hajdik.
10.5	First Amendment to the certain Employment Agreement by and between Helix Energy Solutions Group, Inc. and Anthony Tripodo.